EXHIBIT 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

                                  AND TREASURER

                       PURSUANT TO 18 U.S.C. SECTION 1350,

                             AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of HiEnergy Technologies, Inc. (the "Company") for the period ended January 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Bogdan
C. Maglich, Chief Executive Officer and Treasurer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March  17, 2005                          /s/ Bogdan C. Maglich
                                         --------------------------------------
                                         Bogdan C. Maglich,
                                         Chief Executive Officer, President,
                                         Treasurer and Chief Scientific Officer
                                         (Principal Executive Officer and
                                         Principal Financial Officer)


This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.